Exhibit 99

DERMA SCIENCES, INC. TO LIST ITS COMMON STOCK ON NASDAQ

PRINCETON, N.J., Feb 9, 2010 — Derma Sciences, Inc. (OTC Bulletin Board: DSCID), a specialty medical device/pharmaceutical company focused on advanced wound care, will list its common stock on the NASDAQ Capital Market, effective February 10, 2010 under ticker symbol “DSCI”.

"The NASDAQ listing represents a significant step for Derma Sciences that will provide increased visibility and should result in improved liquidity for our shares,” said CEO Ed Quilty.

About Derma Sciences, Inc.

Derma Sciences is a global manufacturer and marketer of advanced wound care products. Its key product, MEDIHONEY(R), is sold throughout the world by Derma Sciences and Comvita New Zealand — the licensor of the patented honey-based technology — and is the leading brand of honey-based dressings for the management of wounds and burns. The product has been shown to be effective in a variety of wounds and burns, and was the focus of a positive large-scale randomized controlled trial on leg ulcers. Derma's recently FDA cleared BIOGUARD(TM) Barrier Dressing is the Company's latest new product entrant into the $14 billion global wound care market.

Forward-Looking Statements

Statements contained in this release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements which may be made in this release or which are otherwise made by or on behalf of the Company. Factors which may affect the Company's results include, but are not limited to, product demand, market acceptance, impact of competitive products and prices, product development, completion of an acquisition, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include but are not limited to, those discussed in the Company's filings with the Securities and Exchange Commission.

Contact:

Derma Sciences, Inc.
Edward J. Quilty
Chairman and CEO
equilty@dermasciences.com
(609) 514- 4744

The Investor Relations Group
212-825-3210
Jason Strominger (Investor Relations)
Janet Vasquez (Media Relations)